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As filed with the Securities and Exchange Commission on April 7, 2017

Registration No. 333-216975

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Antero Resources Midstream Management LLC
to be converted as described herein into a limited partnership named

Antero Midstream GP LP
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation or Organization)	4922 (Primary Standard Industrial Classification Code Number)	61-1748605 (IRS Employer Identification Number)

1615 Wynkoop Street
Denver, Colorado 80202
(303) 357-7310
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Glen C. Warren, Jr.
1615 Wynkoop Street
Denver, Colorado 80202
(303) 357-7310
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
William N. Finnegan IV Ryan J. Maierson Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	David P. Oelman Julian J. Seiguer Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. Please read the definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

        This Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-216975) (the "Registration Statement") is being filed for the purpose of filing Exhibits 3.1, 3.3, 3.4, 3.5, 3.9, 4.5, 5.1, 10.10, 10.11 and 21.1 to the Registration Statement. No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 13, 14, 15 or 17 of Part II of the Registration Statement.

 PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 13.    Other Expenses of Issuance and Distribution.

        Set forth below are the expenses (other than underwriting discounts) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee and the FINRA filing fee, the amounts set forth below are estimates.

SEC registration fee		$11,590
FINRA filing fee		15,500
NYSE listing fee			*
Printing and engraving expenses			*
Fees and expenses of legal counsel			*
Accounting fees and expenses			*
Transfer agent and registrar fees			*
Miscellaneous			*

Total	$

*
To be filed by amendment

Item 14.    Indemnification of our General Partner's Officers and Directors.

        The section of the prospectus entitled "Description of Our Partnership Agreement—Indemnification" discloses that we will generally indemnify officers, directors and affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by reference. Reference is also made to the Underwriting Agreement to be filed as an exhibit to this registration statement in which we and our general partner will agree to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that may be required to be made in respect of these liabilities. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

        To the extent that the indemnification provisions of our partnership agreement purport to exclude indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy and is therefore unenforceable.

Item 15.    Recent Sales of Unregistered Securities.

        In connection with the Reorganization and the completion of this offering, Antero Resources Midstream Management LLC will convert into Antero Midstream GP LP, and we expect to issue (i) the non-economic general partner interest in us to AMGP GP LLC for no consideration and (ii) the 100% limited partner interest in us to ARI. Such issuances were exempt from registration under Section 4(2) of the Securities Act. There have been no other sales of unregistered securities within the past three years.

Item 16.    Exhibits.

        See the Exhibit Index immediately following the signature page hereto, which is incorporated by reference as if fully set forth herein.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 7, 2017.

ANTERO RESOURCES MIDSTREAM MANAGEMENT LLC
By:	/s/ GLEN C. WARREN, JR.
	Name:	Glen C. Warren, Jr.
	Title:	Director, President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

	Signature	Title	Date

	* Paul M. Rady	Chairman and Chief Executive Officer (principal executive officer)	April 7, 2017
	/s/ GLEN C. WARREN, JR. Glen C. Warren, Jr.	Director, President and Secretary (principal financial officer)	April 7, 2017
	* Michael N. Kennedy	Chief Financial Officer and Senior Vice President—Finance (principal financial officer)	April 7, 2017
	* K. Phil Yoo	Vice President—Accounting, Chief Accounting Officer and Corporate Controller (principal accounting officer)	April 7, 2017
	* Peter R. Kagan	Director	April 7, 2017
	* W. Howard Keenan, Jr.	Director	April 7, 2017
*By:	/s/ GLEN C. WARREN, JR. Glen C. Warren, Jr. Attorney-in-fact

 EXHIBIT INDEX

Exhibit Number			Description
1.1	**	—	Form of Underwriting Agreement.

3.1	*	—	Form of Certificate of Limited Partnership of Antero Midstream GP LP.

3.2	**	—	Limited Partnership Agreement of Antero Midstream GP LP (included as Appendix A in the prospectus included in this Registration Statement).

3.3	*	—	Form of Certificate of Conversion of Antero Resources Midstream Management LLC from a Delaware Limited Liability Company to a Delaware Limited Partnership.

3.4	*	—	Certificate of Formation of Antero Resources Midstream Management LLC.

3.5	*	—	Form of Certificate of Formation of AMGP GP LLC.

3.6	**	—	Limited Liability Company Agreement of AMGP GP LLC.

3.7		—	Agreement of Limited Partnership of Antero Midstream Partners LP dated as of November 10, 2014 (incorporated by reference to Exhibit 3.1 to Antero Midstream Partners LP's Current Report on Form 8-K filed November 17, 2014).

3.8		—	Amendment No. 1 dated February 23, 2016 to the Agreement of Limited Partnership of Antero Midstream Partners LP (incorporated by reference to Exhibit 3.4 to Antero Midstream Partners LP's Current Report on Form 10-K filed February 24, 2016).

3.9	*	—	Limited Liability Company Agreement of Antero IDR Holdings LLC dated December 31, 2016.

4.1		—	Indenture, dated as of September 13, 2016, by and among Antero Midstream Partners LP, Antero Midstream Finance Corporation, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Antero Midstream's Current Report on Form 8-K (Commission File No. 001-36719) filed on September 13, 2016).

4.2		—	Form of 5.375% Senior Note due 2024 (incorporated by reference to Exhibit 4.2 to Antero Midstream's Current Report on Form 8-K (Commission File No. 001-36719) filed on September 13, 2016).

4.3		—	Registration Rights Agreement, dated as of November 10, 2014, by and among Antero Midstream Partners LP and Antero Resources Corporation (incorporated by reference to Exhibit 10.5 to Antero Midstream's Current Report on Form 8-K (Commission File No. 001-36719) filed on November 17, 2014).

4.4		—	Registration Rights Agreement, dated as of September 13, 2016, by and among Antero Midstream Partners LP, Antero Midstream Finance Corporation, the subsidiary guarantors named therein and J.P. Morgan Securities LLC as representative of the initial purchasers named therein (incorporated by reference to Exhibit 4.3 to Antero Midstream's Current Report on Form 8-K (Commission File No. 001-36719) filed on September 13, 2016).

4.5	*	—	Form of Registration Rights Agreement.

5.1	*	—	Opinion of Latham & Watkins LLP as to the legality of the securities being registered.

Exhibit Number			Description
10.1		—	Gathering and Compression Agreement, dated as of November 10, 2014, by and between Antero Resources Corporation and Antero Midstream LLC (incorporated by reference to Exhibit 10.2 to Antero Midstream Partners LP's Current Report on Form 8-K (Commission File No. 001-36719) filed on November 17, 2014).

10.2		—	Water Services Agreement, dated as of September 23, 2015, by and between Antero Resources Corporation and Antero Water LLC (incorporated by reference to Exhibit 10.5 to Antero Midstream Partners LP's Quarterly Report on Form 10-Q (Commission File No. 001-36719) filed on October 28, 2015).

10.3		—	Credit Agreement, dated as of November 10, 2014, among Antero Midstream Partners LP and certain of its subsidiaries, certain lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, l/c issuer and swingline lender and the other parties thereto (incorporated by reference to Exhibit 10.6 to Antero Midstream Partners LP's Current Report on Form 8-K (Commission File No. 001-36719) filed on November 17, 2014).

10.4		—	Amended and Restated Contribution Agreement, dated as of November 10, 2014, by and between Antero Resources Corporation and Antero Midstream Partners LP (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K (Commission File No. 001-36719) filed on November 17, 2014).

10.5	†	—	Form of Antero Midstream Partners LP Long-Term Incentive Plan (incorporated by reference to Exhibit 10.11 to Amendment No. 4 to Antero Resources Midstream LLC's Registration Statement on Form S-1, filed on July 11, 2014, File No. 333-193798).

10.6		—	Common Unit Purchase Agreement, dated as of September 17, 2015, by and among Antero Midstream Partners LP and the Purchasers named therein (incorporated by reference to Exhibit 10.1 to Antero Midstream Partners LP's Current Report on Form 8-K (Commission File No. 001-36719) filed on September 18, 2015).

10.7		—	Secondment Agreement, dated as of September 23, 2015, by and between Antero Midstream Partners LP, Antero Resources Midstream Management LLC, Antero Midstream LLC, Antero Water LLC, Antero Treatment LLC and Antero Resources Corporation (incorporated by reference to Exhibit 10.1 to Antero Midstream Partners LP's Current Report on Form 8-K (Commission File No. 001-36719) filed on September 24, 2015).

10.8		—	Amended and Restated Services Agreement, dated as of September 23, 2015, by and among Antero Midstream Partners LP, Antero Resources Midstream Management LLC and Antero Resources Corporation (incorporated by reference to Exhibit 10.2 to Antero Midstream Partners LP's Current Report on Form 8-K (Commission File No. 001-36719) filed on September 24, 2015).

10.9		—	License Agreement, dated as of November 10, 2014, by and between Antero Resources Corporation and Antero Midstream Partners LP (incorporated by reference to Exhibit 10.4 to Antero Midstream Partners LP's Current Report on Form 8-K (Commission File No. 001-36719) filed on November 17, 2014).

10.10	*†	—	Form of Antero Midstream GP LP Long-Term Incentive Plan.

10.11	*	—	Form of Services Agreement.
10.12		—	First Amended and Restated Right of First Offer Agreement, dated as of February 6, 2017, but effective as of January 1, 2017, by and between Antero Resources Corporation and Antero Midstream LLC (incorporated by reference to Exhibit 10.1 to Antero Midstream Partners LP's Current Report on Form 8-K (Commission File No. 001-36719) filed on February 6, 2017).

Exhibit Number			Description

21.1	*	—	List of Subsidiaries of Antero Midstream GP LP.

23.1	**	—	Consent of KPMG LLP (Antero Resources Midstream Management LLC).

23.2	**	—	Consent of KPMG LLP (Antero Midstream Partners LP).

23.3	*	—	Consent of Latham & Watkins LLP (contained in Exhibit 5.1).

23.4		—	Consent of Wood Mackenzie.

24.1		—	Power of Attorney (included on the signature page of the initial filing of the registration statement).

*
Filed herewith.

**
To be filed by amendment.

†
Management compensatory plan or arrangement.

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Explanatory Note
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of our General Partner's Officers and Directors.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits.
  Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX